EXHIBIT D

                                       Project Phosphate
                                           Term Sheet

TERM LOAN
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ISSUER:                  Phos ("Phos" or the "Company").

LENDER:                  Phate ("Phate" or the "Lender").

ISSUE:                   $15 million delayed draw term loan (the "Term Loan").

USE OF PROCEEDS:         General corporate purposes.

MATURITY:                5 years from the date of initial drawdown.

DRAWDOWN:                The Term Loan can be drawn upon during the first week
                         of each period noted as follows:


                               Period               Maximum Draw Amount
                         -----------------      ---------------------------
                               1Q '99                  $3.75 million
                               2Q '99                  $3.75 million
                               3Q '99                  $3.75 million
                               4Q '99                  $3.75 million


INTEREST RATE:           The portion of the Term Loan that has been drawn down
                         will bear interest at the prevailing Prime Rate.

REPAYMENT:               The Term Loan shall be repayable by the Borrower at
                         maturity in cash or in common stock, at the sole option of Phos. If Phos chooses to repay the Term Loan in common stock, the price will be based upon the average closing bid price of Phos's common stock for the 10 trading days preceding the date of the conversion.

Strategic Plan:          Prior to entering into the term loan agreement, the
                         Company shall present to Lender a detailed three year plan (the "Strategic Plan") that contains items to be agreed upon by Phos and Phate, to include, but not limited to, a financial budget, staffing requirements, research and development plans and timelines. Actions and decisions by the Company shall remain in accordance with the Strategic Plan.



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OPTIONAL PREPAYMENTS:    The Company may prepay the Term Loan at any time in
                         cash, in whole or in part, without premium, with minimum payments of $3 million.

MANDATORY PREPAYMENTS:   The following amounts shall be paid to Phate to reduce
                         the balance and the commitment of the Term Loan:

                         i. 50% of the net proceeds of debt or equity offerings, private or public;
                         ii.   100% of the net proceeds of asset sales; or
                         iii. 75% of cash flows in excess of $5 million per year.

COLLATERAL:              The Term Loan will be secured through a security
                         interest in substantially all of Phos's tangible and intangible property, including intellectual property rights.

                         Comprehensive representations and warranties, including (without limitation):

REPRESENTATIONS
  AND WARRANTIES:
                         i.   Corporate existence and power;
                         ii. Corporate authority to execute the Term Loan, validity, no conflict with charter documents, laws or agreements and no governmental approvals;
                         iii. Financial   information;
                         iv. No material adverse change in the financial condition, or business of the Borrower and its subsidiaries taken as a whole, from the date of the most recent audited financial statements prior to the execution of the credit agreement;
                         v.   No material undisclosed litigation;
                         vi. Filing and payment of all material taxes (subject to customary appeal and protest rights);
                         vii. Compliance with ERISA and environmental laws and
                              margin regulations;
                         viii.Compliance with FDA and related regulations.


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CONDITIONS PRECEDENT:    Conditions precedent to the execution of the definitive
                         Term Loan agreement (the "Definitive Agreement") will be those that are customary for facilities of this type, including (without limitation):

                         i.   All documents and agreements signed and delivered;
                         ii. Satisfactory completion of due diligence with respect to the corporate, tax and legal structure of the Borrower and its subsidiaries;
                         iii. Reduction to a valid and binding written agreement
                              of the current agreements with the hedge funds;
                         iv.  Compliance with all covenants.

                         Conditions precedent to each drawdown will be those that are customary for facilities of this type, including (without limitation):

                         i.   True and correct representations and warranties;
                         ii.  No default;
                         iii. Satisfactory review of any legal issues;
                         iv. Usual evidence of corporate power and authority and good standing, including board resolutions and legal opinions;
                         v.   No material default under the Strategic Plan.



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AFFIRMATIVE COVENANTS:   High yield covenants, including, but not limited to:
                         delivery of financial statements, reports, accountants' letters, officers' certificates and other information requested by Lender; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lender to inspect property and books and records; notices of defaults, litigation and other material events; and agreement to grant security interests in after-acquired property.

NEGATIVE COVENANTS:      High yield covenants, including, but not limited to
                         limitations on: indebtedness; liens; guarantees;
                         mergers, acquisitions, consolidations, liquidation and dissolutions; dividends and other payments in respect of capital stock; investments, loans and advances modifications of debt instruments; capital expenditures, transactions with affiliates;
                         dispositions of assets and leasebacks; changes in fiscal year; negative pledge clauses; and changes in line of business.

EVENTS OF DEFAULT:       Material breach of the Strategic Plan; material
                         inaccuracy of representations and warranties; violation of covenants; cross-default; cross-acceleration;
                         bankruptcy; and a change of control.

ASSIGNMENTS:             The Lender will be permitted to assign and participate
                         the Term Loan without restriction.

EXPENSES:                Lender's expenses shall be paid by the Issuer.

DOCUMENTATION:           To be acceptable to Phate.


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WARRANTS
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TERM:                    5 years from the time the Warrant is issued.

EXERCISE PRICE:          At a 40% premium to the average closing bid price of
                         Phos's common stock for the 10 trading days preceding the date of the issue of the Warrant.

COVERAGE:                The Company shall issue to Phate upon each drawdown of
                         the Term Loan a warrant to purchase 60,000 common shares of Phos (the "Warrant").


EQUITY
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CONVERSION OF            Concurrent with the signing of the Definitive
  COMMITTED ONCOLOGY     Agreement, the $[Confidential Treatment Requested] of
  R&D FUNDING AND        Phate's committed research and development funding for
  AMD  MILESTONE         Phos's oncology program and the $[Confidential
  PAYMENTS:              Treatment Requested] in potential milestones for the
                         AMD program to be paid by Phate in accordance with the current licensing agreement shall be converted into an equity investment in Phos. The conversions into equity will be based on the average of the closing bid prices for Phos's common stock for the ten days preceding when the amounts become payable. Proceeds are to be used for general corporate purposes.


AMENDMENTS TO CURRENT AGREEMENTS
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                               [Confidential Treatment Requested]








OPHTHALMIC MARKETING
  RIGHTS: The Agreement will be modified to grant Phate worldwide marketing rights to the Product for all current and future indications in the ophthalmic field.

CLINICAL/REGULATORY:     Phate will assume control of all clinical and
                         regulatory aspects of the joint ophthalmic programs.

MANUFACTURING RIGHTS:    The Agreement will be amended to extend the license to
                         Phate to include manufacturing rights to the Product;
                         current supply agreements between parties will be amended to allow Phate to assume control of bulk manufacturing and finishing of the Product.


CONTROL OF DEVICE
  SUPPLY CONTRACT:       Phate will enter into a contract with Iridex for supply
                         of the PhotoPoint light delivery device in place of the current PhotoPoint supply agreement.


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